Exhibit 99.1

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-779-4625	Phone: 801-779-4614
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Reports FY15 Full-Year and Fourth Quarter Operating Results

Vista Outdoor Establishes FY16 Financial Guidance

Clearfield, Utah, May 14, 2015 — Vista Outdoor Inc. (NYSE: VSTO) today reported operating results for Fiscal Year 2015 (FY15) and the fourth quarter, both of which ended on March 31, 2015.

"In the fourth quarter, Vista Outdoor successfully spun off from ATK, resulting in a new publicly traded company with a strong balance sheet, a seasoned leadership team, and a powerful and unique portfolio of more than 30 widely recognized brands," said
Vista Outdoor Chairman and Chief Executive Officer Mark DeYoung. "The company delivered results for the full year and the fourth quarter in line with our expectations and reflective of continued softness in the shooting sports market. Our financial results also reflect the spin-off of Vista Outdoor from ATK, incremental standalone company costs, stock-based compensation charges, and transaction-related expenses. We are making key strategic investments in FY16 related to our marketing, product development, sales, IT, sourcing and the consolidation of some warehousing facilities. These investments will position Vista Outdoor to deliver future enhanced performance, growth and long-term value creation.”

For the fiscal year ended March 31, 2015:

•	Sales were $2.08 billion, up 11 percent from the prior year;

•	Gross profit was $529 million, up 13 percent from the prior year;

•
Operating profit was $184 million, down 21 percent compared to $234 million in the prior year, as a result of a third quarter goodwill/trade name impairment charge and costs related to the spin-off transaction;

•	Fully diluted earnings per share (EPS) were $1.25, compared to $2.09 in the prior year;

•	Free cash flow was $160 million, compared to $159 million in the prior year;

•
Pro forma organic sales were down 9 percent from $2.28 billion in the prior year. Pro forma organic sales were calculated by combining prior-year results with the standalone results of Bushnell and Savage prior to the company’s acquisition of these businesses;

•	Adjusted operating profit was $262 million, down 3 percent from the prior year;

•	Adjusted fully diluted EPS was $2.35, down from $2.47 in the prior year.

For the fourth quarter ended March 31, 2015:

•	Sales were $485 million, down 14 percent from the prior-year quarter;

•	Gross profit was $123 million, down 22 percent from the prior-year quarter;

•
Operating profit was $39 million, down 55 percent from the prior-year quarter, as a result of reduced sales and costs related to the spin-off transaction. Reduced sales were largely caused by lower unit volume and a previously disclosed mid-2014 price reduction in .223/5.56 ammunition;

•	Fully diluted EPS was $0.25, compared to $0.75 in the prior-year quarter;

•	Adjusted operating profit was $51 million, down 47 percent from the prior-year quarter;

•	Adjusted fully diluted EPS was $0.47, compared to $0.85 in the prior-year quarter;

•	The company repurchased 162,000 shares in the quarter for $6.9 million. An additional 288,000 shares were repurchased since March 31, 2015 for $12.7 million.

Corporate

For the fiscal year ended March 31, 2015:

•
Operating expenses were $345 million, compared to $233 million in the prior year. The increase was primarily caused by a full year of SG&A for Bushnell, a goodwill/trade name impairment charge, and transaction and transition costs;

•	Tax rate was 48.4 percent, compared to 39.0 percent in FY14;

•
Interest expense was approximately $30.1 million for full year. For the period prior to the spin-off, this was primarily an allocation from ATK to Vista Outdoor. Subsequent to the spin-off, the company has $350 million of debt at an interest rate of LIBOR plus 1.75 percent;

•	Adjusted tax rate was 35.4 percent, compared to 37.9 percent in the prior year.

For the fourth quarter ended March 31, 2015:

•	Operating expenses were $84 million, compared to $71 million in the prior-year quarter;

•	Tax rate was 53.1 percent, compared to 38.5 percent in the prior-year quarter;

•	Interest expense was $5 million, compared to $8 million in the prior-year quarter;

•	Adjusted tax rate was 35.4 percent, compared to 38.3 percent in the prior-year quarter.

"We are confident in the company's strategy to grow both organically and through acquisition while maintaining a balanced capital deployment strategy, which includes returning cash to shareholders through our share repurchase program," said DeYoung. "The company is focused on delivering innovative new products, and in the fourth quarter, Vista Outdoor received industry recognition and strong orders for several new products launched during the winter trade show season. New products receiving industry awards included some truly revolutionary products like the Bushnell Tour X golf laser rangefinder, the Savage Arms A17 semiautomatic rifle and our Federal Premium 3rd Degree ammunition. In addition, we hired two top executives from the consumer products industry to lead our human resources and marketing functions and round out our highly experienced corporate leadership team."

Please see the tables in the press release for a reconciliation of non-GAAP adjusted operating profit, tax rate, free cash flow and fully diluted earnings per share to the comparable GAAP measures.

Outlook for Fiscal Year 2016

Vista Outdoor is establishing initial FY16 financial guidance. The company expects:

•	Sales in a range of $2.05 billion to $2.11 billion;

•	EPS in a range of $2.00 to $2.20;

•	Capital expenditures of approximately $40 million;

•	Free cash flow in a range of $150 million to $175 million;

•	Tax rate of approximately 38 percent.

The guidance above does not include the impact of any strategic acquisitions, divestitures, investments, business combinations or other significant transactions.

"We expect to continue to show a year-over-year decline in the first two quarters of the year, particularly in the first quarter, compared to the same period in FY15," said Vista Outdoor Chief Financial Officer Stephen Nolan. "Last year, the company recorded one of the highest first quarters for sales in the history of the business. Consistent with what we've previously communicated, we expect to return to growth late in FY16, resulting in low single-digit growth for the full fiscal year, notwithstanding significant headwinds related to effects from foreign exchange translation."

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its fiscal year 2015 financial results on May 14, 2015, at 9 a.m. Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose “Investors” then “Events and Presentations.” For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call. The telephone number for the recorded call is 719-457-0820, and the confirmation code is 2867683.

Reconciliation of Non-GAAP Financial Measures

Operating Profit, Tax Rate and Earnings Per Share

The adjusted operating profit (adjusted EBIT), adjusted tax rate, and adjusted earnings per share (adjusted EPS) presented above are non-GAAP financial measures that Vista Outdoor defines as operating profit (EBIT), tax rate and EPS excluding, where applicable, the impact of goodwill and trade name impairments, transaction and transition costs for the Bushnell acquisition, transaction costs for the recently completed spin-off of Vista Outdoor from ATK, and acquisition inventory step-up. Vista Outdoor management is presenting these measures so a reader may compare EBIT, tax rate and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the company. Vista Outdoor management uses these measurements internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Total Vista Outdoor for the Year Ended

March 31, 2015:

	Operating Profit	Margin	Profit Before Tax	Taxes	Tax Rate	Net Income	EPS
As reported	$184,154	8.8%	$154,046	$74,518	48.4%	$79,528	$1.25
Goodwill/trade name impairment	52,220		52,220	4,172		48,048	0.75
Transaction costs	19,641		19,641	1,094		18,547	0.29
Transition costs	5,988		5,988	2,246		3,742	0.06
As adjusted	$262,003	12.6%	$231,895	$82,030	35.4%	$149,865	$2.35

March 31, 2014:

	Operating Profit	Margin	Profit Before Tax	Taxes	Tax Rate	Net Income	EPS
As reported	$233,807	12.5%	$218,338	$85,081	39.0%	$133,257	$2.09
Inventory step-up	15,500		15,500	5,774		9,726	0.15
Bushnell transaction costs	14,254		14,254	3,143		11,111	0.17
Transition costs	5,700		5,700	2,138		3,562	0.06
As adjusted	$269,261	14.4%	$253,792	$96,136	37.9%	$157,656	$2.47

Total Vista Outdoor for the Quarter Ended

March 31, 2015:

	Operating Profit	Margin	Profit Before Tax	Taxes	Tax Rate	Net Income	EPS
As reported	$38,733	8.0%	$33,906	$17,999	53.1%	$15,907	$0.25
Transaction costs	9,598		9,598	(2,672)		12,270	0.19
Transition costs	2,735		2,735	1,026		1,709	0.03
As adjusted	$51,066	10.5%	$46,239	$16,353	35.4%	$29,886	$0.47

March 31, 2014:

	Operating Profit	Margin	Profit Before Tax	Taxes	Tax Rate	Net Income	EPS
As reported	$85,673	15.2%	$77,875	$29,944	38.5%	$47,931	$0.75
Inventory step-up	5,123		5,123	1,908		3,215	0.05
Transition costs	5,171		5,171	1,939		3,232	0.05
As adjusted	$95,967	17.0%	$88,169	$33,791	38.3%	$54,378	$0.85

*NOTE: Adjustments to "as reported" results are items that are excluded to arrive at the “as adjusted” results for the quarters and years ended March 31, 2015 and 2014.

During the year ended March 31, 2015, as a result of the current market correction impacting demand for firearms and a decline in Vista Outdoor's near-term projected cash flows in the firearms business, the company recorded a $52 million ($48 million, net of tax) non-cash impairment charge to the goodwill and indefinite-lived trade name within the firearms business. The goodwill impairment was non-deductible for tax purposes.

For the quarter and year ended March 31, 2015, a portion of the transaction costs incurred by Orbital ATK in conjunction with the spin-off and merger were allocated to Vista Outdoor and have been included in the "as reported" results. The total amount allocated was $9.6 million in the quarter and $19.7 million for the year. A number of these costs were non-deductible for tax purposes and had a disproportionate effect on the income tax rate.

For the quarter and year ended March 31, 2014, as a result of the acquisitions of Bushnell and Savage, Vista Outdoor recorded a step-up in the inventory balances, which is the purchase accounting fair value adjustment. These increases were expensed to the income statement over the first inventory cycle.

During the year ended March 31, 2014, Vista Outdoor incurred transaction costs associated with the acquisition of Bushnell including advisory, legal and accounting service fees, a portion of which were non-deductible for tax purposes.

During the quarters and years ended March 31, 2015 and 2014, Vista Outdoor incurred certain transition costs associated with the acquisition of Bushnell and continuing to implement business strategy.

Free Cash Flow

Free cash flow is defined as cash provided by operating activities less capital expenditures, allocated interest expense, and excluding transaction costs incurred to date. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

	Year ended March 31, 2015	Year ended March 31, 2014	Projected Year Ending March 31, 2016
Cash provided by operating activities	$154,338	$172,310	$190,000–$215,000
Capital expenditures	(43,189)	(40,234)	~(40,000)
Interest expense	30,108	15,469	—
Transaction costs incurred to date, net of tax	18,547	11,111	—
Free cash flow	$159,804	$158,656	$150,000–$175,000

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe and New Zealand.

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: general economic and business conditions in the U.S. and Vista Outdoor’s other markets, including conditions affecting employment levels, consumer confidence and spending; Vista Outdoor’s ability to operate successfully as a standalone business; Vista Outdoor’s ability to retain and hire key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; reductions or unexpected changes in demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; seasonality and weather conditions in Vista Outdoor’s markets; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state firearms and ammunition regulations; Vista Outdoor’s ability to execute its long-term growth strategy; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats;  risks associated with pension asset returns and assumptions regarding future returns, discount rates and service costs; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission, including the company’s registration statement on Form 10.

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VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF INCOME
(preliminary and unaudited)

	QUARTERS ENDED		YEARS ENDED
(Amounts in thousands except per share data)	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Sales	$485,389	$565,165	$2,083,414	$1,873,919
Cost of sales	362,551	408,202	1,554,493	1,406,616
Gross profit	122,838	156,963	528,921	467,303
Operating expenses:
Research and development	2,475	7,710	9,518	13,984
Selling, general and administrative	81,630	63,580	283,029	219,512
Goodwill and tradename impairment	—	—	52,220	—

Income before interest and income taxes	38,733	85,673	184,154	233,807
Interest expense	(4,827)	(7,798)	(30,108)	(15,469)
Income before income taxes	33,906	77,875	154,046	218,338
Income tax provision	17,999	29,944	74,518	85,081
Net income	$15,907	$47,931	$79,528	$133,257
Vista Outdoor Inc. earnings per common share:
Basic	$0.25	$0.75	$1.25	$2.09
Diluted	$0.25	$0.75	$1.25	$2.09
Vista Outdoor Inc. weighted-average number of common shares outstanding:
Basic	63,602	63,875	63,626	63,875
Diluted	63,846	63,875	63,870	63,875

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(preliminary and unaudited)

(Amounts in thousands except share data)	March 31, 2015	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$263,951	$40,004
Net receivables	360,615	301,729
Net inventories	374,737	421,949
Deferred income tax assets	50,343	46,447
Other current assets	14,918	20,901
Total current assets	1,064,564	831,030
Net property, plant, and equipment	190,607	189,071
Goodwill	777,766	847,134
Net intangible assets	517,482	568,116
Deferred charges and other non-current assets	17,769	22,270
Total assets	$2,568,188	$2,457,621
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,500	$—
Accounts payable	134,432	181,513
Accrued compensation	26,202	32,449
Accrued income taxes	9,569	1,678
Federal excise tax	23,194	27,990
Other accrued liabilities	94,912	89,330
Total current liabilities	305,809	332,960
Long-term debt	332,500	—
Long-term debt payable to parent	—	1,014,911
Noncurrent deferred income tax liabilities	193,382	215,768
Postretirement and postemployment benefits liabilities	2,663	—
Accrued pension liability	61,312	—
Other long-term liabilities	26,824	23,251
Total liabilities	$922,490	$1,586,890
Commitments and contingencies
Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding—63,873,222 shares at March 31, 2015 and 0 shares at March 31, 2014	639	—
Additional paid-in-capital	1,739,198	—
Retained earnings	19,384	—
Parent's equity	—	872,236
Accumulated other comprehensive loss	(110,231)	(1,505)
Common stock in treasury, at cost—85,940 shares held at March 31, 2015 and 0 shares held at March 31, 2014	(3,292)	—
Total stockholders' equity	1,645,698	870,731
Total liabilities and equity	$2,568,188	$2,457,621

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Years Ended March 31
(Amounts in thousands)	2015	2014
Operating Activities
Net income	$79,528	$133,257
Adjustments to net income to arrive at cash provided by operating activities:
Depreciation	35,405	24,891
Amortization of intangible assets	31,146	20,011
Amortization of deferred financing costs	2,447	897
Goodwill and tradename impairment	52,220	—
Deferred income taxes	9,096	8,746
Loss (gain) on disposal of property	(136)	7,668
Share-based plans expense	3,358	—
Excess tax benefits from share-based plans	(120)	—
Changes in assets and liabilities:
Net receivables	(71,243)	(357)
Net inventories	41,875	8,970
Accounts payable	(38,915)	(32,277)
Accrued compensation	(17,482)	1,016
Accrued income taxes	17,246	(1,182)
Federal excise tax	6,935	9,042
Other assets and liabilities	(955)	(8,372)
Cash provided by operating activities	154,338	172,310
Investing Activities
Capital expenditures	(43,189)	(40,234)
Acquisitions of businesses, net of cash acquired	—	(1,301,687)
Proceeds from the disposition of property, plant, and equipment	320	174
Cash used for investing activities	(42,869)	(1,341,747)
Financing Activities
Borrowings on line of credit	—	200,000
Repayments of line of credit	—	(200,000)
Proceeds from issuance of long-term debt	350,000	—
Net transfers (to) from parent	16,181	206,678
Dividend paid to parent	(214,000)	—
Payments made on long-term debt to parent	(20,087)	(6,362)
Proceeds from issuance of long-term debt to parent	50,000	1,021,273
Payments made to extinguish debt	(50,000)	—
Payments made for debt issue costs	(10,991)	(12,273)
Purchase of treasury shares	(5,097)	—
Excess tax benefits from share-based plans	120	—
Cash provided by financing activities	116,126	1,209,316
Effect of foreign currency exchange rate fluctuations on cash	(3,648)	58
Decrease in cash and cash equivalents	223,947	39,937
Cash and cash equivalents at beginning of year	40,004	67
Cash and cash equivalents at end of year	$263,951	$40,004